Exhibit 99.1

MRC Global Announces Two International Acquisitions

International segment revenues expected to increase by 60% to exceed $900 million in 2014

HOUSTON, TX – December 9, 2013 – MRC Global Inc. (NYSE: MRC) announced today that it has entered into an agreement to acquire privately held Stream AS for approximately $260 million (Norwegian Kroner 1.60 billion) including the assumption of debt. Headquartered in Norway, Stream’s 2013 revenues are estimated at $273 million (Norwegian Kroner 1.68 billion). Stream is the leading pipe, valve and fittings (PVF) distributor and provider of flow control products, solutions and services to the offshore oil and gas industry on the Norwegian Continental Shelf (NCS), the world’s largest offshore sector. The acquisition is expected to close in January 2014, subject to normal and customary closing conditions, and MRC Global expects to fund the acquisition of Stream through the use of MRC’s existing credit facilities. The selling shareholders of Stream are HitecVision and Converto Capital.

MRC Global also announced today that it has acquired Flangefitt Stainless Ltd. Flangefitt, headquartered in Warrington, England, with a location in Aberdeen, Scotland, is a leading pipe, flange and fitting (PFF) distributor to the oil and gas industry. Flangefitt’s 2013 revenues are estimated to be approximately $28 million and it will be operated as “MRC Flangefitt”. MRC Global expects the acquisitions to be modestly accretive in 2014.

Andrew Lane, MRC Global Chairman, President and Chief Executive Officer, commented, “These acquisitions continue our multi-year international growth strategy, complement our previous international acquisitions and are expected to allow us to achieve over $900 million in international segment revenues in 2014, with a target of over $1.0 billion in 2015. The Stream acquisition provides MRC Global a platform for growth in offshore applications where our major customers have been very active. The acquisition of Flangefitt’s PFF business complements our existing U.K. based, MRC Transmark valve business as well as the Stream Energy Piping business. We now have the full range of pipe, valves and fittings (PVF) to serve both the NCS and the U.K. Continental Shelf (UKCS) sectors as well as global projects with high-end alloy PFF requirements.”

“We are very pleased to welcome Steinar Aasland, Stream’s Chief Executive Officer, and his management team along with Stream’s 500 experienced and dedicated employees to the MRC Global team. Steinar will lead our offshore center of excellence from Stavanger as a Senior Vice President of the company. We are also delighted to be adding Jim Nulty and Phil Oakes, the general managers of Flangefitt, to our U.K. management group and to welcome Flangefitt’s other 36 knowledgeable and skilled employees, to the MRC Global team,” concluded Mr. Lane.

Mr. Aasland commented, “We are very pleased to be joining MRC Global. Combining the offshore strengths of Stream to MRC Global’s core PVF offerings creates the leading PVF distribution platform in oil and gas for both land and offshore applications. The Stream management team and employees are pleased to become part of the industry leader.”

Jim Nulty, General Manager of MRC Flangefitt, commented, “We are very pleased to be joining the leader in PVF distribution to the oil and gas industry, and combining Flangefitt’s broad PFF high alloy offering and our extensive range of services to MRC’s global project capabilities, which further enhance our value proposition to our customers.”

Conference Call

The company will host a conference call at 4:00 p.m. central time (5:00 p.m. eastern time) on Monday, December 9, 2013, regarding these acquisitions. To participate in the call, dial 480-629-9819, and ask for the MRC Global conference call. To access it live over the Internet, please log onto the web at

http://www.mrcglobal.com and go to the “Investor Relations” page of the company’s website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live call, a replay will be available through December 23, 2013 and may be accessed by dialing 303-590-3030 and using pass code 4654960#. Also, an archive of the webcast will be available shortly after the call at http://www.mrcglobal.com for 90 days.

More about Stream AS

Stream has long-term relationships and framework agreements with leading oil and gas exploration and production companies as well as engineering, procurement and construction companies operating on the NCS, which is the largest offshore sector in the world with spending of approximately $32 billion in 2012 based on Rystad Energy’s 2012 Global Offshore Oil & Gas Exploration & Production Spend analysis.

Stream has developed long-standing relationships with leading suppliers providing approximately 29,000 stock keeping units from over 700 suppliers, including one key supplier relationship going back 60 years. With approximately 500 employees including 100 engineers, Stream provides the technical expertise demanded in the challenging offshore environment. Consistent with MRC Global’s growth strategy in industrial valves, Stream is the largest valve servicing organization in the Nordic region and provides a key role in qualifying suppliers to meet the NORSOK quality standards.

Stream has developed a systemized approach in fulfilling customer needs through its Service, Hardware, Engineering, Logistics and Functionality (SHELF) value proposition that focuses on cost efficiency, service and aftermarket support to reduce customers’ lifecycle supply chain costs. Post-acquisition, MRC Global plans for its newly acquired Norwegian business to become the core of MRC Global’s offshore center of excellence, upon which the company can target growth through the SHELF approach in other key offshore markets including the United Kingdom Continental Shelf, Southeast Asia and Australia.

Stream has seven facilities servicing the NCS and one facility serving the chemical industry in Germany, another key growth sector for MRC Global. Stream operates through three divisions: Energy Piping, Solberg & Andersen and TeamTrade.

Energy Piping is one of the leaders in the piping business in Norway and has served the Norway sector since 1933. Energy Piping carries a complete line of NORSOK approved pipe, fittings and flanges in carbon steel, stainless steel, duplex, super duplex and other high nickel alloys. NORSOK materials are specially engineered and qualified for the harsh NCS environment.

Solberg & Andersen has been the valve product and service leader in Norway offering engineering services, valve service and repair, remote diagnostics and valve training programs in addition to a full range of valve products since the early 1980s. Solberg & Andersen engineers have developed a patented ValveWatch service that provides a condition monitoring system for critical valves while in-service. This industry leading technology is focused on providing online condition monitoring and leak detection for critical valves and actuators in one unified system. MRC Global expects to offer the ValveWatch service globally to all of MRC’s customers.

TeamTrade was founded in 1984 and has established itself as Norway’s leading supplier of instrumentation, electro/automation and fluid control products for oil and gas applications. The products that TeamTrade offers include instrument fittings, valves, manifolds, tubing, gauges, pressure/flow and temperature control products. TeamTrade also provides its customers with engineered packages and skids that combine these products for offshore use.

Effective with the closing, MRC Global will operate Stream’s three divisions under the names “MRC Energy Piping”, “MRC Solberg & Andersen” and “MRC TeamTrade”.

More about Flangefitt Stainless Ltd.

Founded in 1985, Flangefitt specializes in piping requirements in duplex, super duplex, 6% molybdenum, stainless steel and nickel alloys. In its two main facilities, Flangefitt maintains substantial stocks of European manufactured finished and semi-finished products from NORSOK approved manufacturers. NORSOK products are specially engineered and qualified for use in the harsh North Sea offshore environment. Flangefitt is a project-focused business for onshore and offshore oil and gas applications and specializes in quality systems, including testing of stock to the highest performance standards.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global, a Fortune 500 company, is the largest global distributor of pipe, valves, and fittings and related products and services to the energy industry, based on sales, and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC Global can be found at www.mrcglobal.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “expected”, “expects”, “target”, “plans” and similar expressions are intended to identify forward-looking statements.

The company’s estimation of Stream’s and Flangefitt’s 2013 revenue and the company’s expectations for its International segment revenue in 2014 and 2015 are only the company’s expectation regarding these projections. Whether Stream, Flangfitt or the company are actually successful in achieving these projected revenues is dependent on a number of factors, including (among others) changes in oil and natural gas industry expenditure levels, which may result from changes in oil and natural gas prices or other factors; U.S. and international general economic conditions; the ability of Stream, Flangefitt or the company to compete successfully with other companies in its industry; risks that customers may not desire to continue to do business with Stream or Flangefitt given the announcement of MRC Global’s agreement to acquire Stream and Flangefitt; the risk that manufacturers of the products Stream, Flangefitt and the company distribute will sell a substantial amount of goods directly to end users; unexpected supply shortages or delays by suppliers; customer project delays; cost increases by suppliers; the lack of long-term contracts with most of the suppliers of Stream, Flangefitt and the company; suppliers’ price reductions of products that Stream, Flangefitt or the company sells, which could reduce selling prices; decreases in steel prices, which could significantly lower sales prices; the lack of long-term contracts with many of the customers of Stream, Flangefitt and the company and their lack of contracts with customers that require minimum purchase volumes; changes in its customer and product mix; interruption in the proper functioning of the information systems of Stream, Flangefitt or the company; loss of third-party transportation providers; and risks related to adverse weather events or natural disasters.

MRC Global’s plans to operate Stream as its center of excellence for offshore applications, to expand in these applications in key offshore markets and to offer ValveWatch are only MRC Global’s current expectations for its plans. Whether MRC Global continues these plans are subject to a number of factors including the successful completion of its acquisition of Stream, which in turn is subject to the successful fulfillment of the closing conditions in MRC Global’s stock purchase agreement for the shares of Stream, market acceptance of MRC Global’s service offerings for offshore applications or ValveWatch, MRC Global’s ability to extend Stream’s service offerings to other offshore oil and gas sectors, MRC Global’s continued access to capital and talent to grow in key offshore markets and other factors that impact MRC Global’s ability to grow its business generally, including oil and gas prices, economic conditions and other factor impacting offshore applications.

Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

Contacts:

James E. Braun Executive Vice President and Chief Financial Officer	Monica Schafer Vice President Investor Relations
MRC Global Inc.	MRC Global Inc.
Jim.Braun@mrcglobal.com	Monica.Schafer@mrcglobal.com
832-308-2845	832-308-2847

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